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                                                               Exhibit 77Q1A(i)

                         LORD ABBETT INVESTMENT TRUST

                                 AMENDMENT TO
                      DECLARATION AND AGREEMENT OF TRUST

   The undersigned, being at least a majority of the Trustees of Lord Abbett Investment Trust, a Delaware statutory trust (the "Trust") organized pursuant to a Declaration and Agreement of Trust dated August 16, 1993 (the "Declaration"), do hereby agree, pursuant to Section 5.3 of the Declaration, to change the name of Lord Abbett Diversified Equity Strategy Fund (the "Fund") to "Lord Abbett Multi-Asset Focused Growth Fund."

   This instrument shall constitute an amendment to the Declaration and shall be effective May 1, 2017.

   IN WITNESS WHEREOF, the undersigned have executed this instrument this 16th day of February, 2017.

/s/ Daria L. Foster                    /s/ Franklin W. Hobbs
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Daria L. Foster                        Franklin W. Hobbs

/s/ Robert B. Calhoun, Jr.             /s/ James M. McTaggart
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Robert B. Calhoun, Jr.                 James M. McTaggart

/s/ Eric C. Fast                       /s/ James L.L. Tullis
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Eric C. Fast                           James L.L. Tullis

/s/ Evelyn E. Guernsey                 /s/ Mark A. Schmid
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Evelyn E. Guernsey                     Mark A. Schmid

/s/ Julie A. Hill                      /s/ Douglas B. Sieg
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Julie A. Hill                          Douglas B. Sieg